UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

EASTMAN CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-12626	62-1539359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive Kingsport, TN		37662
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (423) 229 - 2000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed by the press release dated January 27, 2012 and reported on the Current Report on Form 8-K filed on January 27, 2012, on January 26, 2012, Eastman Chemical Company (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Solutia Inc. (“Solutia”) and Eagle Merger Sub Corporation, an indirect wholly-owned subsidiary of the Company (“Merger Sub”).

Pursuant to the Merger Agreement, at the closing of the Acquisition (as defined below) (the “Effective Time”), Merger Sub will merge with and into Solutia, with Solutia surviving the merger as an indirect wholly-owned subsidiary of the Company (the “Acquisition”). At the effective time of the Acquisition, each outstanding share of common stock of Solutia will be canceled and converted automatically into the right to receive (subject to certain limitations set forth in the Merger Agreement) (i) $22.00 in cash and (ii) 0.12 shares of the Company’s common stock (the “Acquisition Consideration”). Additionally, at the Effective Time: (i) each outstanding option to acquire shares of Solutia common stock issued under any of Solutia’s equity incentive plans (the “Plans”), whether or not then vested or exercised, will be cancelled and terminated in exchange for the right to receive, in cash, the amount by which the cash value of the Acquisition Consideration (using the five-day average trading price of the Company’s common stock included as Acquisition Consideration as calculated pursuant to the Merger Agreement) exceeds such option’s exercise price; (ii) restrictions on any restricted shares of Solutia common stock issued under any Plan will lapse and such shares will be fully vested, and the holder thereof will be entitled to receive the Acquisition Consideration; (iii) each restricted stock unit issued under any Plan will be converted into a vested right to receive, in cash, the value of the Acquisition Consideration; and (iv) restrictions on any performance share or performance share unit award granted under any Plan (a “Performance Share”) will lapse and such Performance Share will become vested based on no greater than the performance results for the applicable performance period according to the relevant award provisions, and the holder thereof will be entitled to receive, in the case of Performance Shares in the form of restricted stock, the Acquisition Consideration and, in the case of Performance Shares in the form of restricted stock units, the cash value of the Acquisition Consideration (using the five-day average trading price of the Company’s common stock included as Acquisition Consideration as calculated pursuant to the Merger Agreement).

Also at the Effective Time, each warrant issued under the Warrant Agreement, dated February 28, 2008, between Solutia and the warrant agent, whether or not exercisable or vested, will be converted into a warrant to acquire, upon exercise, on substantially the same terms and conditions as were applicable to such warrant immediately prior to the Effective Time, the Acquisition Consideration.

The consummation of the Acquisition is subject to various customary closing conditions, including (i) approval by Solutia’s stockholders, (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (“HSR approval”), (iii) regulatory approvals, and (iv) the absence of a material adverse effect on Solutia or the Company.

Completion of the Acquisition is anticipated to occur by mid-2012, although there can be no assurance the Acquisition will occur within the expected timeframe or at all.

The Merger Agreement contains customary representations and warranties made by Solutia, the Company and Merger Sub. Solutia and the Company also agreed to various covenants in the Merger Agreement, including, among other things, covenants (i) to conduct their respective material operations in the ordinary course of business consistent with past practice and (ii) not to take certain actions prior to the closing of the Acquisition without prior consent of the other.

Solutia agreed in the Merger Agreement not to solicit or encourage competing acquisition proposals. Under certain circumstances, however, Solutia may provide information to a third party that makes an unsolicited acquisition proposal and engage in discussions and negotiations with such third party; provided that, among other things, the Solutia board determines in good faith (after consultation with its financial advisors and outside counsel) such unsolicited acquisition proposal is, or could reasonably be expected to lead to, a “Superior Proposal” (as defined in the Merger Agreement). Solutia may terminate the Merger Agreement to approve, adopt, recommend or enter into an acquisition agreement (as defined in the Merger Agreement) with respect to such Superior Proposal, provided that among other things, Solutia must notify the Company at least four business days in advance of its intention to take such action and, concurrently with and as a condition to such termination, pay the termination fee discussed below.

The Merger Agreement may be terminated by either Solutia or the Company in certain circumstances, and if the Merger Agreement is terminated by Solutia, it may be required under certain circumstances specified in the Merger Agreement to pay the Company a termination fee of $102 million.

The foregoing description of the material terms and conditions of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events

The following written communication related to the Acquisition is being filed herewith:

•

transcript of the Company’s publicly noticed and available conference call and web broadcast with industry analysts on January 27, 2012, made available for replay via telephone and web broadcast on January 30, 2012, attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additional Information and Where to Find it

Eastman will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement of Solutia and a prospectus of Eastman relating to the Acquisition. WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Eastman, Solutia, and the Acquisition. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the registration statement and proxy statement/prospectus (when they become available) may be obtained free of charge by accessing Eastman’s website at www.eastman.com by clicking on the “Investors” link and then clicking on the “SEC Information” link or by writing Eastman at P.O. Box 431, Kingsport, Tennessee 37662, Attention: Investor Relations. Security holders may also read and copy any reports, statements and other information filed by Eastman with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Acquisition Solicitation

Eastman, Solutia, and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the Acquisition. Information regarding Eastman’s directors and executive officers is available in Eastman’s proxy statement filed with the SEC on March 24, 2011 in connection with its 2011 annual meeting of stockholders, and information regarding Solutia’s directors and executive officers is available in Solutia’s proxy statement filed with the SEC on March 4, 2011 in connection with its 2011 annual meeting of stockholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Non-Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Number	Exhibit

2.1	Agreement and Plan of Merger, dated as of January 26, 2012, by and among Eastman Chemical Company, Solutia Inc. and Eagle Merger Sub Corporation*

99.1	Transcript of January 27, 2012 conference call and web broadcast

*	Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN CHEMICAL COMPANY

	By:	/s/ Scott V. King
	Name:	Scott V. King
	Title:	Vice President, Controller and Chief Accounting Officer
Date: January 30, 2012

EXHIBIT INDEX

Number	Exhibit

2.1	Agreement and Plan of Merger, dated as of January 26, 2012, by and among Eastman Chemical Company, Solutia Inc. and Eagle Merger Sub Corporation*

99.1	Transcript of January 27, 2012 conference call and web broadcast

*	Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.